CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-287020 on Form S-6 of our report dated July 9, 2025, relating to the financial statements of FT 12330, comprising Dow(R) Target Dvd. 3Q ‘25 - Term 10/9/26 (The Dow(R) Target Dividend Portfolio, 3rd Quarter 2025 Series); S&P Dvd. Aristocrats Target 25 3Q ‘25 - Term 10/9/26 (S&P Dividend Aristocrats Target 25 Portfolio, 3rd Quarter 2025 Series); S&P Target 24 3Q ‘25 - Term 10/9/26 (S&P Target 24 Portfolio, 3rd Quarter 2025 Series); S&P Target SMid 60 3Q ‘25 - Term 10/9/26 (S&P Target SMid 60 Portfolio, 3rd Quarter 2025 Series); Target Divsd. Dvd. 3Q ‘25 - Term 10/9/26 (Target Diversified Dividend Portfolio, 3rd Quarter 2025 Series); Target Focus 4 3Q ‘25 - Term 10/9/26 (Target Focus Four Portfolio, 3rd Quarter 2025 Series); Target Global Dvd. Leaders 3Q ‘25 - Term 10/9/26 (Target Global Dividend Leaders Portfolio, 3rd Quarter 2025 Series); Target Growth 3Q ‘25 - Term 10/9/26 (Target Growth Portfolio, 3rd Quarter 2025 Series); Target VIP 3Q ‘25 - Term 10/9/26 (Target VIP Portfolio, 3rd Quarter 2025 Series); and Value Line(R) Target 25 3Q ‘25 - Term 10/9/26 (Value Line(R) Target 25 Portfolio, 3rd Quarter 2025 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 9, 2025